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                                                                Exhibit 3


                                                                EXHIBIT B

                           Form of Rights Certificate

Certificate No. R-_________                                  __________ Rights

                  NOT EXERCISABLE AFTER NOVEMBER 14, 2006 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                               RIGHTS CERTIFICATE

                            ARBOR HEALTH CARE COMPANY

         This certifies that ________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 14, 1996, as the same may be amended from time to time (the "Agreement"), between ARBOR HEALTH CARE COMPANY, a Delaware corporation (the "Company"), and KEYBANK, NATIONAL ASSOCIATION, as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed or exchanged by the Company, to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., Eastern Standard Time, on the tenth
(10th) anniversary of the date of the Agreement (the "Expiration Date"), at the offices of the Rights Agent (or at the office of its successor as Rights Agent), one one-thousandth (1/1000th) of a fully paid non-assessable share of Series A Junior Participating Cumulative Preferred Stock, par value $.01 per share of the Company (the "Preferred Stock"), at a purchase price of $100.00 per one one-thousandth (1/1000th) of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

         The number of Rights evidenced by this Rights Certificate (and the number of one one-thousandths (1/1000ths) of a share of Preferred Stock which may be purchased upon exercise hereof) set



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forth above, and the Purchase Price set forth above, are the number and Purchase
Price as of November 14, 1996, based on the Preferred Stock as constituted at such date. As provided in the Agreement, the Purchase Price and the number and kind of shares which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon that happening of certain events.

         If the Rights evidenced by this Rights Certificate are at any time beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall be null and void and the holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Agreement are on file at the principal executive offices of the Company and the office of the Rights Agent and are available free of charge from the Company upon written request.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right (the "Redemption Price") or (ii) may be exchanged by the Company in whole or in part for shares of the Company's Common Stock, par value $.03 per share, at a ratio of one (1) share of Common Stock per Right (the "Exchange Ratio"). Both the Redemption Price and the Exchange Ratio are subject to adjustment as provided in the Agreement.

         No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth

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(1/1000th) of a share of Preferred Stock); provided, however, that in lieu of issuing fractional shares of Preferred Stock, the Company may, at its option, issue scrip or warrants evidencing such authorized fraction of a share of Preferred Stock and exchangeable for shares of Preferred Stock as provided in the Agreement or make a cash payment as provided in the Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in accordance with the provisions of the Agreement.

         If any term, provision, covenant or restriction of the Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         This Rights Certificate shall not be entitled to any benefit under the Agreement or be valid, binding or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  [Remainder of page intentionally left blank.]

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         WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated as of __________________, _____.

                            ARBOR HEALTH CARE COMPANY

                            By:      ____________________________________
                                     Pier C. Borra, Chairman of the
                                     Board, President and
                                     Chief Executive Officer

Attest:

------------------------------
Brad C. Roush, Secretary

[SEAL]

Countersignature:

This is one of the Rights Certificates referred to in the within-mentioned Agreement.

KEY BANK, NATIONAL ASSOCIATION, as Rights Agent

By:______________________________
         Authorized Signature

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                  [Form of Reverse Side of Rights Certificate)

                               FORM OF ASSIGNMENT
                               ------------------

             (To be executed by the registered holder if such holder
                   desires to transfer the Rights Certificate)

FOR VALUE RECEIVED, ______________________________ hereby sells assigns and transfers unto ______________________________________

_________________________________________________________________
          (Please print name and address of transferee)

_________________________________________________________________

this Rights Certificate, and the Rights evidenced thereby, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________________ _________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated as of ________________________, _________.

                                    _____________________________
                                    Signature

Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

_________________________________________________________________

            [To be executed if statement is correct]

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

                                    _____________________________
                                    Signature

_________________________________________________________________

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            [Form of Reverse Side of Rights Certificate - continued]

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------
                      (To be executed if holder desires to
                        exercise the Rights Certificate)

TO:  ARBOR HEALTH CARE COMPANY

         The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Rights Certificate to purchase the Preferred Stock (or other securities) issuable upon the exercise of such Rights and requests that certificates for such Preferred Stock (or other securities) be issued in the name of:

Please insert social security or other identifying number:

_______________________________

______________________________________________________________________________
                         (Please print name and address)

______________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number:

_______________________________

______________________________________________________________________________
                         (Please print name and address)

______________________________________________________________________________


Dated as of ______________________________.

                                         _________________________________
                                                     Signature

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            [Form of Reverse Side of Rights Certificate - continued]

Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

_______________________________________________________________________________
                    [To be executed if statement is correct]

         The undersigned hereby certifies that the Rights evidenced by this Rights Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

                                         ___________________________________
                                                      Signature

_______________________________________________________________________________

                                     NOTICE
                                     ------

         The signature in the foregoing Form of Assignment or Form of Election to Purchase must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.

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